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                                                                    EXHIBIT 23.8





Board of Directors
Petrolite Corporation
369 Marshall Avenue
St. Louis, MO  63119

Re: Joint Proxy Statement/Prospectus of Baker Hughes Incorporated/ Petrolite Corporation

Gentlemen:

With respect to the above-referenced Proxy Statement, we hereby consent to the inclusion of the reference to our fairness opinion as it appears under "Opinion of A.G. Edwards & Sons, Inc." and our fairness opinion in the appendix.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                 Very truly yours,



                                                 /s/ A.G. Edwards & Sons, Inc.
                                                 ------------------------------
                                                 A.G. EDWARDS & SONS, INC.